Exhibit 99.1

United States Gasoline Fund, LP

Monthly Account Statement

For the Month Ended October 31, 2012

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(3,260,384)
Unrealized Gain (Loss) on Market Value of Futures	(2,820,896)
Dividend Income	1,279
Interest Income	646
ETF Transaction Fees	700
Total Income (Loss)	$(6,078,655)

Expenses
General Partner Management Fees	$32,901
SEC & FINRA Registration Expense	3,945
Brokerage Commissions	3,809
Prepaid Insurance Expense	863
NYMEX License Fee	823
Non-interested Directors' Fees and Expenses	527
Other Expenses	30,132
Total Expenses	73,000
Expense Waiver	(21,209)
Net Expenses	$51,791
Net Income (Loss)	$(6,130,446)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 10/1/12	$66,804,403
Additions (50,000 Units)	2,910,849
Withdrawals (50,000 Units)	(3,076,425)
Net Income (Loss)	(6,130,446)

Net Asset Value End of Month	$60,508,381
Net Asset Value Per Unit (1,100,000 Units)	$55.01

To the Limited Partners of United States Gasoline Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended October 31, 2012 is accurate and complete.

/s/ Howard Mah

Howard Mah

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Gasoline Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612